D-Wave Quantum Finalizes Definitive Agreement with U.S. Department of Commerce for Up to $100 Million to Accelerate U.S. Leadership in Quantum Computing
CHIPS and Science Act funding to advance R&D for the company’s superconducting annealing and gate-model technology development
PALO ALTO, Calif. — September 8, 2026 — D-Wave Quantum Inc. (NASDAQ: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today announced the execution of a definitive agreement with the U.S. Department of Commerce based on the previously announced Letter of Intent. D-Wave now has access to up to $100 million of U.S. CHIPS and Science Act funding.
“We’re grateful to the U.S. government for this award to D-Wave and for the leadership it is demonstrating in advancing quantum innovation,” said Dr. Alan Baratz, CEO of D-Wave. “The Administration has made clear that U.S. quantum leadership will require not only breakthrough research, but also the ability to scale, commercialize and manufacture these technologies. This award will help fulfill that mission by expanding domestic quantum capabilities, strengthening the underlying supply chain and bringing increasingly powerful quantum systems to market.”
This funding is expected to accelerate R&D for the development and scaling of D-Wave’s annealing and gate-model quantum systems. The award will support development of D-Wave’s next-generation quantum computers, including a 100,000-qubit annealing system targeting greater performance across optimization, materials simulation, blockchain and artificial intelligence. It will also further the development of a 10,000-qubit gate-model system designed to enable 100 logical qubits capable of successfully performing more than one million operations, enabling applications such as quantum chemistry and quantum AI.
These efforts advance broader CHIPS and Science Act objectives by strengthening domestic quantum computing capacity and the supply chain needed to bring state-of-the-art systems to market.
The U.S. Department of Commerce will receive a minority, non-controlling equity stake in D-Wave as a condition for receiving the funds, enhancing the return for the U.S. taxpayer.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements regarding the award and the Company’s expected research and development initiatives and plans. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of D-Wave’s management. These forward-looking statements are not predictions of actual performance and are subject to a number of risks and uncertainties, including, but not limited to, the risk that the Department terminates the award agreement; the risk that the Company is unable to satisfy the conditions to disbursement of any portion of the award, including project milestones; the availability of appropriated funds; the risk of dilution to existing stockholders from the Company’s issuance of shares of common stock to the Department; and the other risks and uncertainties described under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
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